Exhibit 10.4

EXECUTION VERSION

SPONSOR AGREEMENT

This SPONSOR AGREEMENT (this “Agreement”) is dated as of August 16, 2021, by and among M3-Brigade Sponsor II LP, a Delaware limited partnership (“Sponsor Holdco”), the other Person identified on Schedule I hereto (“Individual Sponsor” and together with Sponsor Holdco, “Sponsors,” and each, a “Sponsor”), M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), and Syniverse Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 10,000,000 shares of Acquiror Class B Common Stock (the “Founder Shares”) and 7,500,000 Acquiror Private Placement Warrants (the “Founder Warrants”) as set forth on Schedule I hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Blue Steel Merger Sub Inc., a Delaware corporation (“Merger Sub”), and the Company, have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR AGREEMENT

Section 1.1 Sponsor Voting Agreements.

(a) At any meeting of the stockholders of Acquiror, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval or action of the stockholders of Acquiror is sought (including in connection with any action by written consent of the stockholders of Acquiror), each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Founder Shares and any shares of Acquiror Common Stock that such Sponsor acquires record or beneficial ownership of after the date hereof (collectively, the “Subject Acquiror Shares”) to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent covering, all of its Subject Acquiror Shares:

(i) in favor of each Transaction Proposal; and

(ii) against (A) any Competing Transaction and (B) any other action or proposal that would reasonably be expected to materially impede, frustrate, interfere with, delay, postpone or adversely affect any of the Transaction Proposals or any other transaction contemplated by the Merger Agreement or any Ancillary Agreement, or result in any breach of any representation, warranty, covenant, agreement or other obligation of Acquiror or Merger Sub under the Merger Agreement or of Acquiror, Merger Sub or Sponsors under any Ancillary Agreement to which any of the foregoing is a party (including this Agreement).

(b) Each Sponsor hereby irrevocably and unconditionally agrees not to elect to cause Acquiror to redeem any Subject Acquiror Shares in the Acquiror Share Redemption or otherwise.

Section 1.2 Waiver of Anti-Dilution Provisions. Each Sponsor hereby irrevocably waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Governing Documents of Acquiror, the application of the adjustment to the Initial Conversion Ratio (as defined in the current certificate of incorporation of Acquiror (the “Current Charter”)) pursuant to Section 4.3(b)(ii) of the Current Charter in connection with the issuance of (a) shares of Acquiror Class A Common Stock and shares of Acquiror Convertible Preferred Stock pursuant to the PIPE Investment and (b) shares of Acquiror Class A Common Stock and, if applicable, Acquiror Class C Common Stock pursuant to the Investor Investment. The waiver specified in this Section 1.2 will be applicable only in connection with the issuance of shares of Acquiror Class A Common Stock and shares of Acquiror Convertible Preferred Stock pursuant to the PIPE Investment and/or with the issuance of shares of Acquiror Class A Common Stock and, if applicable, Acquiror Class C Common Stock pursuant to the Investor Investment and will be void and of no force and effect if the Merger Agreement is validly terminated for any reason prior to the Closing. The waiver specified in this Section 1.2 constitutes the written consent of the holders of a majority of the shares of Acquiror Class B Common Stock outstanding, voting separately as a single class, in the manner contemplated by

Section 4.3(b)(iii) of the Current Charter.

Section 1.3 Sponsor Earnout; Transfer Restrictions.

(a) Each Sponsor hereby agrees that, on the Closing Date prior to (but subject to) the Closing, the Founder Shares will be converted into an equal number of shares of Acquiror Class A Common Stock (the “Founder Conversion Shares”) which shall be subject to the vesting and forfeiture provisions set forth in this Section 1.3. Each Sponsor agrees that it will not Transfer any Subject Acquiror Shares prior to the Closing and will not Transfer any unvested Founder Conversion Shares prior to the date such Founder Conversion Shares become vested pursuant to this Section 1.3.

(b) The Founder Conversion Shares will be composed as follows: (i) 70.0% of the Founder Conversion Shares owned by each Sponsor will vest immediately upon the Closing, and thereafter will not be subject to forfeiture; and (ii) the remaining 30.0% of the Founder Conversion Shares owned by each Sponsor (the “Earnout Shares”) will vest upon the occurrence of the Triggering Event. The “Triggering Event” shall occur at 5:00 p.m. New York time on any Trading Day as of which the closing price of the Acquiror Class A Common Stock on the principal securities exchange or securities market on which the shares of Acquiror Class A Common Stock are traded is and has been equal to or greater than $12.50 per share (as adjusted pursuant to Section 1.3(e)) on any twenty (20) Trading Days (including the Trading Day on which such event occurs) within any period of thirty (30) consecutive Trading Days following the Closing (which period, for the avoidance of doubt, may include the Closing Date).

(c) If, on or prior to the Earnout Termination Date, the Triggering Event has not occurred, then the Earnout Shares and any dividends or distributions previously paid or made in respect thereof will be automatically forfeited and transferred to Acquiror for no consideration, and no Person (other than Acquiror) will have any further right with respect thereto.

(d) In the event that there is an Acquiror Change of Control or Acquiror Going Private Transaction after the Closing but on or prior to the Earnout Termination Date, then, to the extent that the holders of all Acquiror Common Stock receive Transaction Consideration that is greater than or equal to $10.00 per share (as adjusted pursuant to Section 1.3(e)), the Earnout Shares will be deemed to have vested in accordance with Section 1.3(b) immediately prior to the closing of such Acquiror Change of Control or Acquiror Going Private Transaction, and the Sponsors, as the holders of the Earnout Shares, will be eligible to participate in such Acquiror Change of Control or Acquiror Going Private Transaction, as applicable, on the same terms, and subject to the same conditions, as the holders of Acquiror Class A Common Stock participating in such Acquiror Change of Control or Acquiror Going Private Transaction generally.

(e) The Acquiror Class A Common Stock price targets set forth in Section 1.3(b) and Section 1.3(d) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to the Acquiror Class A Common Stock occurring on or after the Closing (other than the transactions contemplated by the Merger Agreement).

(f) For so long as any Earnout Shares remain subject to the vesting and forfeiture conditions specified in this Section 1.3, (i) on any matter on which the Earnout Shares are entitled to cast a vote, the Sponsors will vote their respective Earnout Shares in proportion to the votes of the holders of all other Acquiror Common Stock cast on such matter and (ii) Sponsors will not be entitled to receive any dividends or other distributions in respect of such Earnout Shares, and any dividends or distributions paid or made in respect of such Earnout Shares will be retained by Acquiror and invested as and to the extent determined by Acquiror and will be paid or made to (but, for the avoidance of doubt, any return on any investment by Acquiror of any such dividend or distribution will be for Acquiror’s account, whether or not the Earnout Shares vest) the holder of such Earnout Shares only when and to the extent that such Earnout Shares vest in accordance with Section 1.3(b) or Section 1.3(d), and, to the extent that such Earnout Shares fail to vest in accordance with Section 1.3(b) or Section 1.3(d) prior to the Earnout Termination Date, any dividends or distributions paid or made in respect thereof will be forfeited to Acquiror for no consideration, and no Person (other than Acquiror) will have any further right with respect thereto.

(g) For purposes of this Section 1.3:

(i) “Acquiror Change of Control” means (which, for the avoidance of doubt, shall not include the Transaction): (x) any transaction (or series of related transactions) that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons, directly or indirectly, acquiring beneficial ownership of equity securities or equity interests that represent more than 50% of the total voting power of the then outstanding voting securities of Acquiror (or equity interests of the surviving Person outstanding immediately after such transaction or series of related transactions) (other than as a result of the parties to the Stockholders Agreement and any of their respective Affiliates being deemed to constitute a “group” by virtue of being parties to the Stockholders Agreement) or (y) a sale or disposition of all or substantially all of the assets of Acquiror and its Subsidiaries on a consolidated basis, in each case other than a transaction (or series of related transactions) which results in at least 50% of the combined voting power of the then outstanding voting securities of the Person acquiring such assets of Acquiror or its Subsidiaries immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners of equity securities or equity interests representing more than 50% of the total voting power of the then outstanding voting securities of Acquiror immediately prior to such transaction (or series of related transactions).

(ii) “Acquiror Going Private Transaction” means Acquiror (x) engages in a transaction or series of related transactions that results in no capital stock of Acquiror or any entity of which Acquiror is a wholly owned Subsidiary being publicly traded on a nationally recognized stock exchange or (y) otherwise ceases to be subject to the reporting obligations of Section 13 and Section 15(d) of the Exchange Act unless an entity of which Acquiror is a wholly owned Subsidiary remains subject to the reporting obligations of Section 13 and Section 15(d) of the Exchange Act.

(iii) “Earnout Termination Date” means the date that is seven (7) years following the Closing Date.

(iv) “Trading Day” means any day on which shares of Acquiror Class A Common Stock are actually traded on the principal securities exchange or securities market on which the shares of Acquiror Class A Common Stock are then traded.

(v) “Transaction Consideration” means the price per share of Acquiror Common Stock paid or payable to the holders of outstanding Acquiror Common Stock (determined without giving effect to the vesting contemplated by this Section 1.3) in an Acquiror Change of Control or Acquiror Going Private Transaction. If and to the extent the price per share includes any escrows, holdbacks, deferred purchase price, earnouts or other contingent consideration, the Board of Directors of Acquiror shall determine the price paid per share of Acquiror Common Stock in such

Acquiror Change of Control or Acquiror Going Private Transaction in good faith, including the affirmative vote of a majority of the independent directors (as defined under the rules and regulations of the applicable stock exchange) of Acquiror. If and to the extent such price is payable in whole or in part in the form of consideration other than cash, the price for such non-cash consideration shall be (x) with respect to any securities, (A) the average of the closing prices of the sales of such securities on all securities exchanges on which such securities are then listed, averaged over a period of 21 Business Days consisting of the Business Day immediately prior to the date the definitive agreements with respect to such Acquiror Change of Control or Acquiror Going Private Transaction were executed (the “Valuation Date”), as applicable, and the 20 consecutive Business Days preceding the Valuation Date, or (B) if the information contemplated by the preceding clause (A) is not practically available, then the fair value of such securities as of the Valuation Date as determined in accordance with the succeeding clause (y), and (y) with respect to any other non-cash assets, the fair value thereof as of the Valuation Date, as determined (unless otherwise agreed by Acquiror and Sponsor Holdco) by an independent, nationally recognized investment banking firm mutually selected by Acquiror and Sponsor Holdco, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer Taxes payable in connection with such sale).

(vi) “Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or other disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii); provided, however, that, subject to the final proviso of this Section 1.3(g)(vi), nothing in this Section 1.3 shall be construed to restrict (A) any Transfer between Sponsor Holdco and any of its Affiliates; (B) with respect to Sponsor Holdco, any Transfer to (x) a member or equity owner of Sponsor Holdco to whom a distribution of securities is made in accordance with Sponsor Holdco’s Governing Documents, or (y) to any direct or indirect general partner, limited partner, member, stockholder, unitholder or owner of similar equity interests of a Person who is a permitted transferee of Sponsor Holdco pursuant to clause (B)(x); (C) if Sponsor is an individual, any Transfer by gift to a member of one of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, or to a charitable organization; (D) if Sponsor is an individual, any Transfer by will, other testamentary document or under the Laws of intestacy upon the death of such individual; and (E) any redemption, repurchase or other acquisition by, or surrender, transfer or forfeiture to, Acquiror of such security provided, further, that any transferee of any Transfer of the type set forth in clauses (A) through (E) must enter into a written agreement in form and substance reasonably satisfactory to Acquiror agreeing to be bound by this Agreement, including its restrictions on Transfer of unvested Founder Conversion Shares, prior to the occurrence of such Transfer and provided, further, that in the case of any Transfer of the type set forth in clause (A), the transferee will execute an undertaking to Acquiror providing that, in the event such transferee ceases to be an Affiliate of the transferring Sponsor Holdco, it will immediately transfer the relevant securities back to such Sponsor Holdco.

Section 1.4 Publicity. Each Sponsor hereby covenants and agrees that it will comply with the obligations of Section 11.12 of the Merger Agreement as though it were a party thereto.

Section 1.5 No Inconsistent Agreement. Each Sponsor hereby covenants and agrees that it will not enter into any agreement that would restrict, limit or interfere with the performance of its obligations hereunder.

ARTICLE II

MISCELLANEOUS

Section 2.1 Representations and Warranties.

(a) Authorization; No Breach. Each of Sponsor Holdco, Acquiror and the Company hereby represents and warrants that it has all requisite corporate or limited liability company power, as applicable, and no agreement to which it is bound will be violated as a result, to enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite corporate or limited partnership action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Individual Sponsor hereby represents and warrants that he has full legal capacity, right and authority, and no agreement to which he is bound will be violated as a result, to enter into this Agreement and to perform his obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized by Individual Sponsor, and no other actions or proceedings on his part are necessary to authorize the execution, delivery or performance of this Agreement. Each of Individual Sponsor, Sponsor Holdco, Acquiror and the Company hereby represents and warrants that this Agreement constitutes a valid, legal and binding obligation of such Person (assuming that this Agreement has been duly and validly authorized, executed and delivered by the other Persons party hereto), enforceable against such Person in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) Ownership of the Subject Acquiror Shares and Founder Warrants. Each Sponsor hereby represents and warrants that such Sponsor (i) is the beneficial or record owner of the shares of Acquiror Common Stock indicated on Schedule I hereto opposite such Sponsor’s name, free and clear of any and all Liens, other than those created by this Agreement, Acquiror’s Governing Documents, the Warrant Agreement, the Merger Agreement, applicable securities Laws, and the pledge of all or a portion of the vested Founder Shares as collateral in connection with Sponsor Holdco’s incurrence of indebtedness pursuant to a margin loan to fund its participation in the PIPE Investment, (ii) has sole voting power over all of the shares of Subject Acquiror Shares beneficially owned or owned of record by such Sponsor, (iii) as of the date hereof, does not own, beneficially or of record, any capital stock or other securities of Acquiror other than the shares of Subject Acquiror Shares and Founder Warrants set forth on Schedule I opposite such Sponsor’s name, and (iv) as of the date hereof, does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of Acquiror except as set forth on Schedule I opposite such Sponsor’s name (other than pursuant to the Merger Agreement and, with respect to Sponsor Holdco, pursuant to the Subscription Agreement, dated as of the date hereof, by and between Sponsor Holdco and Acquiror in connection with Sponsor Holdco’s participation in the PIPE Investment).

(c) No Inconsistent Agreement. Each Sponsor hereby represents and warrants that such Sponsor (i) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement and the Stockholders Agreement to be entered into at the Closing) with respect to any of the Subject Acquiror Shares indicated on Schedule I hereto opposite such Sponsor’s name, (ii) has not granted a proxy, consent or power of attorney with respect to any such Subject Acquiror Shares and (iii) has not taken any action that would reasonably be expected to constitute a breach hereof, make any representation or warranty of such Sponsor contained herein untrue or incorrect or have the effect of restricting, limiting, preventing, interfering or disabling such Sponsor from performing any of its obligations under this Agreement.

(d) Governmental Authorizations; Litigation. Each Sponsor hereby represents and warrants that (i) except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person will be required to be obtained or made by such Sponsor in connection with the due execution, delivery and performance by such Sponsor of this Agreement, and (ii) as of the date of this Agreement, there are no Actions pending or, to the knowledge of such Sponsor, threatened against such Sponsor, before any Governmental Authority that, in the case of each of clauses (i) and (ii), would prevent, materially impair or materially delay such Sponsor from performing its obligations hereunder.

Section 2.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force and effect upon the earlier of (a) the valid termination of the Merger Agreement in accordance with Article X thereof and (b) the written agreement of each Sponsor, Acquiror and the Company in accordance with Section 2.8. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any Liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from Liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE II shall survive the termination of this Agreement.

Section 2.3 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.4 Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.4.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 2.6 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 2.7 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 2.8 Modification or Amendment; Waiver. Subject to the provisions of applicable Law, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Acquiror, the Company and each Sponsor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 2.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 2.10 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follow:

If to Acquiror prior to the Closing:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention:     Mohsin Y. Meghji; Charles Garner

Email:           mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     John L. Robinson

Email:           JLRobinson@wlrk.com

If to Acquiror following the Closing or to the Company:

Syniverse Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:     Laura Binion

Email:           laura.binion@syniverse.com

with copies to (which will not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:     Jonathan E. Levitsky; Christopher Anthony

Email:           jelevitsky@debevoise.com; canthony@debevoise.com

If to a Sponsor:

M3-Brigade Sponsor II LP

1700 Broadway, 19th Floor

New York, NY 10019

Attention:     Mohsin Y. Meghji; Charles Garner

Email:           mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     John L. Robinson

Email:           JLRobinson@wlrk.com

Section 2.11 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may (a) be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (b) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 2.12 Entire Agreement. This Agreement, the agreements referenced herein and any applicable agreements contemplated by the Merger Agreement to which either Sponsor is a party (including the Subscription Agreement entered into on the date hereof by and between Acquiror and Sponsor Holdco, any agreements relating to the Working Capital Loans and the Stockholders Agreement and Registration Rights Agreement to be entered into at the Closing) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement, the agreements referenced herein and any applicable agreements contemplated by the Merger Agreement to which either Sponsor is a party (including the Subscription Agreement entered into on the date hereof by and between Acquiror and Sponsor Holdco, any agreements relating to the Working Capital Loans and the Stockholders Agreement and Registration Rights Agreement to be entered into at the Closing).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Sponsors, Acquiror and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSORS:

M3-BRIGADE SPONSOR II LP

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

By:	/s/ John Paul Roehm
Name: John Paul Roehm

[Signature Page to Sponsor Agreement]

ACQUIROR:

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Chairman and Chief Executive Officer

[Signature Page to Sponsor Agreement]

COMPANY:

SYNIVERSE CORPORATION

By:	/s/ James A. Atwood, Jr.
	Name:	James A. Atwood, Jr.
	Title:	Chairman

[Signature Page to Sponsor Agreement]

Schedule I

Sponsor	Acquiror Class B Common Stock	Acquiror Private Placement Warrants
M3-Brigade Sponsor II LP	9,975,000	7,500,000
John Paul Roehm	25,000	—

[Schedule I to Sponsor Agreement]